Exhibit 10.4

BIOLARGO, INC.

WARRANT TO PURCHASE COMMON STOCK

WITH CALL PROVISION

INSTRUMENT NO. 33150	ISSUED: September 19, 2018

THIS CERTIFIES THAT, for value received, Chappy Bean, LLC (the “Holder”), is entitled upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time prior to the close of business on the fifth anniversary of the issuance date set forth above (the “Termination Date”) but not thereafter, to subscribe for and purchase from BioLargo, Inc., a Delaware corporation (the “Company”), up to six hundred thousand (600,000) shares (the “Warrant Shares”) of common stock, par value, $0.00067, of the Company (the “Common Stock”). The exercise price per share of the Common Stock under this Warrant shall be $0.25 subject to adjustment hereunder (the “Exercise Price”).

This Warrant is issued in connection with and as consideration for the initial Holder’s investment in the Company, consisting of a promissory note in the principal amount of $120,000 and this Warrant certificate.

1.     Method of Exercise; Payment; Issuance of New Warrant.

(a)     Exercise of Warrant.  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto; and, within three (3) Trading Days (for purposes herein, “Trading Day” means a day on which any of the following markets or exchanges on which the Common Stock is listed or quoted is open for trading on the date in question (“Trading Market”): the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Markets (or any successors to any of the foregoing)), of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within one Business Day of receipt of such notice.  In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b)     Mechanics of Exercise.

(i)     Delivery of Certificates Upon Exercise.  Certificates for shares purchased hereunder shall be promptly transmitted by the Transfer Agent (“Transfer Agent” means American Stock Transfer & Trust Company, the current transfer agent of the Company, with a mailing address of 6201-15th Avenue, Brooklyn, New York 11219 and a facsimile number of 718-236-2641, and any successor transfer agent of the Company) to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is then a participant in such system and there is an effective Registration Statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder, by the date that is three (3) Trading Days after the latest of (A) the delivery to the Company of the Notice of Exercise Form, (B) surrender of this Warrant (if required) and (C) payment of the aggregate Exercise Price as set forth above (such date, the “Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised on the first date on which all of the foregoing have been delivered to the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 1(c)(vi) prior to the issuance of such shares, having been paid.  If the Company fails for any reason to deliver to the Holder certificates evidencing the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, an amount equal to the greater of (i) $2,000.00 and (ii) 2% of the product of (1) the sum of the number of Warrant Shares not issued to the Holder on a timely basis and to which the Holder is entitled multiplied by (2) the VWAP of the Common Stock on the Trading Day immediately preceding the last possible date which the Company could have issued such Warrant Shares to the Holder without violating this Warrant, for each Trading Day after such Warrant Share Delivery Date until such certificates are delivered or Holder rescinds such exercise. .

(ii)      Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iii)      Rescission Rights.  If the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then, the Holder will have the right to rescind such exercise.

(iv)      Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise.  In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(v)     No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(vi)     Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

(vii)     Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(viii)     “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time), (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Company and reasonably acceptable to a majority in interest of the Securities then outstanding, the fees and expenses of which shall be paid by the Company.

2.     Call Provision. In the event that both of the following conditions are met (the “Call Conditions”), the Company may “call” this Warrant requiring the Holder purchase all or a portion of the Warrant Shares pursuant to the provisions of this Paragraph: (i) the Closing Sale Price of the Common Stock for each of ten (10) consecutive trading days, equals or exceeds $2.50 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the date of issuance of this Warrant), and (ii) the Warrant Shares are subject to an effective registration statement (“Registration Statement”) filed with the Securities & Exchange Commission. If the Call Conditions are satisfied concurrently, the Company may, within thirty (30) calendar days of such day, call for cancellation of all or any portion of the remaining Warrant Shares for which a Notice of Exercise Form has not yet been delivered (such right, a “Call”). To exercise this right, the Company must deliver to the registered Holder a written notice (a “Call Notice”), indicating therein the unexercised portion of this Warrant to which such notice applies. In the event a Notice of Exercise Form for any portion of this Warrant subject to such Call Notice shall not have been received by the Company within thirty (30) calendar days after the date of the Call Notice, then such portion shall be forfeited in its entirety without payment or consideration to the registered Holder.  “Closing Sale Price” means (i) the last closing trade price for the Company’s common stock on the Nasdaq Stock Market, or (ii) if the foregoing does not apply, the last trade price of such security in the over-the-counter market for such security as reported by the OTC Markets.

3.     Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all preemptive rights, taxes, liens and charges with respect to the issue thereof; provided, however, that the Company shall not be required to pay any transfer taxes with respect to the issue of shares in any name other than that of the registered holder hereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. The Company shall at all times take all such action and obtain all such permits or orders as may be necessary to enable the Company lawfully to issue such Common Stock as duly and validly issued, fully paid and nonassessable shares upon exercise in full of this Warrant.

4.     Adjustment. This Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a)     Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date hereof effect a subdivision of the outstanding Common Stock, the Exercise Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the date hereof combine the outstanding Common Stock, the Exercise Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)     Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the date hereof shall make or issue a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Exercise Price shall be decreased as of the time of such issuance, by multiplying the Exercise Price by a fraction:

(x)	the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance; and

(y)

the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(c)     Adjustment of Number of Shares. Upon each adjustment of the Exercise Price pursuant to either Section 4(a) or 4(b) of this Warrant, the number of shares of Common Stock purchasable upon exercise of this Warrant shall be adjusted to the number of shares of Common Stock, calculated to the nearest one hundredth of a share, obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon the exercise of the Warrant by the Exercise Price in effect prior to such adjustment and dividing the product so obtained by the new Exercise Price.

(d)     Adjustment for Reclassification, Exchange and Substitution. If the Common Stock issuable upon the exercise of this Warrant are changed into the same or different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination provided for in Section 4(a) above, a dividend or distribution provided for in Section 4(b) above, or a reorganization, merger, consolidation or sale of assets, provided for in Section 4(e) below), then and in any such event the Holder shall have the right thereafter to exercise this Warrant into the kind and amount of stock and other securities receivable upon such recapitalization, reclassification or other change, by holders of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such recapitalization, reclassification or change.

(e)     Reorganization, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there is a capital reorganization of the Common Stock (other than a subdivision or combination provided for in Section 4(a) above, a dividend or distribution provided for in Section 4(b) above, or a reclassification or exchange of shares provided for in Section 4(d) above) or a merger or consolidation of the Company with or into another entity, or a sale of all or substantially all of the Company’s properties and assets to any other person or entity, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities, money or property of the Company, or of the successor entity resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. The Company shall not effect any reorganization, merger, consolidation or sale unless prior to the consummation thereof each entity or person (other than the Company) that may be required to deliver any cash, securities or other property upon the exercise of this Warrant shall assume, by written instrument delivered to the Holder, the obligation to deliver to the Holder such cash, securities or other property as in accordance with the foregoing provisions the Holder may be entitled to receive. The foregoing provisions of this Section 4(e) shall similarly apply to successive reorganizations, mergers, consolidations and sales.

(f)     No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon the voluntary or involuntary dissolution, liquidation or winding up of the Company.

(g)     Notice of Adjustments. Whenever this Warrant shall be adjusted pursuant to this Section 4, the Company shall make a certificate signed by an officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the new Exercise Price and the type or the number of Shares purchasable after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the Holder.

5.     Notice of Record Date. In the event:

(1)	that the Company declares a dividend (or any other distribution) on any of its capital stock (including without limitation, its Common Stock);

(2)	that the Company repurchases or redeems any of its capital stock (including without limitation, its Common Stock) or any rights to acquire such capital stock;

(3)	that the Company subdivides or combines its outstanding shares of Common Stock;

(4)

of any reclassification of the Common Stock, or of any consolidation, merger or share exchange of the Company into or with another entity, or of the sale of all or substantially all of the assets of the Company;

(5)	of the involuntary or voluntary dissolution, liquidation or winding up of the Company; or

(6)	of any offer of its Common Stock or any rights to acquire such Common Stock for consideration paid per share of Common Stock less than the Exercise Price then in effect.

then the Company shall notify the Holder at least 30 days prior to the date specified in (A), (B) or (C) below, in writing stating:

(A)     the record date of such dividend, distribution, repurchase, redemption, subdivision or combination, or, if a record is not to be taken, the date as to which the holders of Common Stock of record to be entitled to such dividend, distribution, repurchase, redemption, subdivision or combination are to be determined;

(B)     the date on which such reclassification, consolidation, merger, share exchange, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up; or

(C)     the date on which such offering of its Common Stock or any rights to acquire such Common Stock for consideration paid per share of Common Stock less than the Exercise Price is expected to become consummated.

6.     Transfer of Warrant.

(a)     Transferability. This Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b)     New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 6(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date set forth on the first page of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c)     Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

(d)     Understandings or Arrangements. Such Holder is acquiring this Warrant as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Warrant (this representation and warranty not limiting such Holder’s right to sell the Warrant pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws.) Such Holder is acquiring this Warrant hereunder in the ordinary course of its business.

7.     Miscellaneous.

(a)     No Rights as Stockholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 1(d)(i).

(b)     Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c)     Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then, such action may be taken or such right may be exercised on the next succeeding business day.

(d)     Authorized Shares.

(i)     The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(ii)     Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

(iii)     Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e)     Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of Delaware law.

(f)     Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(g)     Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies.  Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h)     Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including electronic mail and facsimile) and delivered to the applicable party at its address specified opposite its signature below, or at such other address as shall be designated by such party in a written notice to the other. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier.

(i)     Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j)     Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(k)     Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(l)     Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holders holding Warrants at least equal to a majority of the Warrant Shares issuable upon exercise of all then outstanding Warrants.

(m)     Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(n)     Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and delivered by its duly authorized officer on the day and year first above written.

BIOLARGO, INC.

By:	/s/Dennis P. Calvert
Name:	Dennis P. Calvert, President

Original Holder: Chappy Bean, LLC

Issuance Date: September 19, 2018

Instrument Number: 33150

EXHIBIT A

NOTICE OF EXERCISE –WARRANT

TO:     BIOLARGO, INC.

(1) The undersigned hereby elects to purchase _____________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Unless said Warrant Shares will be delivered electronically via DWAC, please issue the Warrant Shares in the name of the undersigned or in such other name as is specified below in “book entry” form at the Company’s transfer agent.

If the Warrant Shares will be delivered electronically via DWAC, please issue them to the following account:

Name of DTC Participant (broker-dealer at which the account of Holder to be credited with the Warrant Shares is maintained): _______________________________________________

DTC Participant Number: _______________________________________

Name of Account at DTC Participant to be credited with the Shares: _______________________________

_________________________________________________________________________________

Account Number at DTC Participant to be credited with the Shares: _______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: __________________________________________________

Name of Authorized Signatory: ____________________________________________________________________

Title of Authorized Signatory: _____________________________________________________________________

Date: ___________________________________________________

Original Holder: Chappy Bean, LLC

Issuance Date: September 19, 2018

Instrument Number: 33150

EXHIBIT B

NOTICE OF TRANSFER –WARRANT

(To be signed only upon transfer of Warrant and subject to other conditions of this Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________________________________ the right represented by the attached Warrant to purchase __________ shares of the Common Stock of BioLargo, Inc., to which the attached Warrant relates, and appoints BioLargo, Inc. as Attorney-in-fact to transfer such right on the books of BioLargo, Inc., with full power of substitution in the premises.

The undersigned understands that any transfer of the attached Warrant is subject to full compliance with Federal and applicable state securities laws and other requirements, which requirements shall be determined and which issues shall be decided by BioLargo, Inc., in its sole and absolute discretion, prior to consenting to and recognizing such transfer.

Dated:

(Signature must conform in all respects to the name of the Holder as specified on the face of the Warrant

(Address)